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                                                                   Exhibit 10.37
                                   AGREEMENT

          AGREEMENT dated as of November 6, 1995 between AUTOTOTE CORPORATION, a Delaware corporation (the "Company"), and HARTFORD STOCK FUND and HARTFORD ADVISERS FUND (together, the "Funds").

          The Funds are the beneficial and record holders of $40,000,000 principal amount of the Company's 5-1/2% Convertible Subordinated Debentures due 2001 (the "Debentures").

          By letters dated August 10, 1995 and September 8, 1995, the Company and Wellington Management Company, on behalf of the Funds and any subsequent holders of the Debentures, agreed that no interest payments on the Debentures would be made by the Company during the period from August 10, 1995 through and including October 5, 1995 (including the interest payment in the amount of $1.1 million due on August 15, 1995).

          The parties have agreed that the Company will pay the interest due on the Debentures in the amount of $1.1 million on each of August 15, 1995 and (absent prior conversion of the Debentures) February 15, 1996 by issuing shares of its Class A Common Stock, $.01 par value ("Shares"), in lieu of cash, all upon the terms and subject to the conditions hereinafter provided.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.  Issuance of Shares in Lieu of Cash Payment of Interest.  (a)  On
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the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement, the Funds (being the holders of 100% of the Debentures) hereby purchase and accept from the Company, and the Company hereby issues and sells to the Funds, in lieu of and in full satisfaction of the cash interest payment due on August 15, 1995 on the Debentures, an aggregate of 422,500 Shares (the "August/1995 Shares"), such Shares to be allocated pro rata in accordance with the respective principal
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amount of Debentures held by the Funds (i.e., 40% to Hartford Stock Fund and 60%
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to Hartford Advisers Fund).  The Company shall deliver to each of the Funds certificates representing the August/1995 Shares so purchased by it, duly registered in its name, within 14 business days after the date hereof. Each of the Funds hereby waives any Event of Default (as such term is defined pursuant to the terms of the Debentures) that would otherwise be deemed to arise or have arisen under the terms of the Debentures solely by reason of the Company's failure to make the cash interest payment due on August 15, 1995 on the Debentures, provided the Company issues to the Funds the August/1995 Shares in accordance with the provisions of this Section 1(a).

          (b) The Funds (in their capacity as the holders of 100% of the Debentures) and the Company hereby agree, pursuant to Section 6(a) of the terms of the Debentures, that the terms thereof are hereby amended as follows:
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          (i)  The Company shall pay the interest due on February 15, 1996 on the Debentures then outstanding (aggregating $1.1 million assuming no prior conversion of the Debentures) by issuing to the holders of the Debentures on that date (pro rata in accordance with the respective principal amount of
           --- ----
Debentures held by such holders), in lieu of cash, such whole number of Shares (the "February/1995 Shares"), rounded up or down to the nearest Share, as shall equal the product of (A) the quotient obtained by dividing (1) the amount of interest due on that date on the Debentures by (2) the Market Price per Share (as hereinafter defined) on that date, times (B) 1.5. The Company shall deliver
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to each such holder certificates representing the February/1995 Shares to be so issued to it, duly registered in its name, on or prior to March 18, 1996. Notwithstanding anything to the contrary contained in the terms of the Debentures, no Event of Default (as such term is defined pursuant to the terms of the Debentures) shall be deemed to arise or have arisen under the terms of the Debentures solely by reason of the Company's failure to make the cash interest payment that (absent this Section 1(b)(i)) would have been due on February 15, 1996 on the Debentures, provided the Company issues the February/1995 Shares to the holders of the Debentures in accordance with the provisions of this Section 1(b)(i).

          (ii) As used in this Agreement, "Market Price Per Share" on any date means the average of the daily closing prices for the 20 consecutive trading days immediately preceding such date. For this purpose, the closing price for each day shall be the last reported sale price per Share of the Shares on the NASDAQ National Market System ("NASDAQ-NMS") on that date or, if there shall have been no sale of the Shares on that date, the last reported sale price per Share on the NASDAQ-NMS prior to that date, or, if the Shares shall not at the time be listed on the NASDAQ-NMS, the average of the last bid and asked prices per Share for such Shares on that date on the over-the-counter market, as reported by the National Quotation Bureau, or, if the Shares shall not at the time be listed on the NASDAQ-NMS and quotations for the Shares shall not at the time be reported by the National Quotation Bureau, the fair value per Share of such Shares on that date as determined in good faith by the Board of Directors of the Company (or a duly authorized committee thereof). For the purposes hereof, "trading day" means a day on which the NASDAQ-NMS is open for the transaction of business or, if the Shares are not listed or admitted to trading on the NASDAQ-NMS, any business day.

          (c) The Funds shall promptly (and in no event later than ten days after the date hereof) deliver to the Company the Debentures so that the Company may place an appropriate notation on the Debentures about the amendment provided for in Section 1(b)(i), whereupon the Debentures shall be returned to the Funds. Such amendment shall be conclusive and binding on the Funds and any future holders of the Debentures (including any Debentures issued upon the registration of transfer thereof or exchange therefor or in lieu thereof), whether or not notation of such amendment is made thereon.

          2.  Registration Rights Agreement.  Concurrently with the execution
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and delivery hereof, the parties have entered into a Registration Rights
Agreement dated as of the date hereof (the "Registration Rights Agreement"), providing the Funds with certain

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registration rights with respect to the August/1995 Shares and the February/1995
Shares issued or to be issued to the Funds.

          3.   Representations and Warranties of the Company.  The Company
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hereby represents and warrants to, and agrees with, the Funds as follows:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (b) Neither the execution, delivery and performance by the Company of this Agreement or the Registration Rights Agreement nor the consummation by the Company of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the August/1995 Shares or the February/1996 Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary thereof pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary thereof is a party or by which they or any of their properties or business is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any subsidiary thereof or violate any provision of the charter or by-laws of the Company or any subsidiary thereof, except for such consents or waivers that have already been obtained and are in full force and effect, or require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official.

          (c) The August/1995 Shares and, when issued and delivered in accordance with Section 1(b), the February/1996 Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

          (d) All necessary corporate and shareholder action has been duly and validly taken to authorize the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (e) The Company has furnished each of the Funds with copies of its Annual Report on Form 10-K for the fiscal year ended October 31, 1994 (the "1994 Form 10-K")

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and all documents heretofore filed with the Securities and Exchange Commission
(the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the 1994 Form 10-K (the 1994 Form 10-K and such other documents being referred to collectively as the "Exchange Act Documents").

          4.  Representations and Warranties of the Funds.  Each of the Funds
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hereby represents and warrants to, and agrees with, the Company as follows:

          (a) All necessary corporate and shareholder action has been duly and validly taken to authorize the execution, delivery and performance by such Fund of this Agreement and the Registration Rights Agreement. Each of this Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by such Fund (Wellington Management Company having full power and authority to execute and deliver each of this Agreement and the Registration Rights Agreement on behalf of such Fund) and constitutes the legal, valid and binding obligation of such Fund enforceable against such Fund in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Neither the execution, delivery and performance by such Fund of this Agreement or the Registration Rights Agreement nor the consummation of any of the transactions contemplated hereby or thereby will conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, any indenture, mortgage, deed of trust or other agreement or instrument to which such Fund is a party or by which it or any of its properties or business is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to such Fund or violate any provision of the charter or by-laws of such Fund, except for such consents or waivers that have already been obtained and are in full force and effect, or require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official.

          (c) Such Fund understands that the August/1995 Shares have not been, and when issued and delivered in accordance herewith the February/1996 Shares will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided for under Section 4(2) of the Securities Act, and that the reliance of the Company on such exemption is predicated, in part, upon the truth and accuracy of the representations and warranties of such Fund set forth herein. Accordingly, such Fund agrees that, if any of such representations or warranties is no longer accurate, it shall promptly notify the Company. The August/1995 Shares and the February/1996 Shares acquired or to be acquired by such Fund are being acquired for investment for such Fund's own account and not as nominee or agent for any other person and without any view to any distribution of all or any part thereof (and, without limiting the generality of the foregoing, not for offer or sale in any manner that would be in violation of

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federal securities or state blue sky or securities laws).  Such Fund is an
"investment company," as such term is defined in the Investment Company Act of 1940, as amended, and an "accredited investor," as such term is defined under Regulation D promulgated pursuant to the Securities Act, and has such knowledge and experience in financial and business matters and in making high risk investments that it is capable of evaluating the merits and risks of an investment in such Shares, it being acknowledged that an investment in such Shares will involve a high degree of risk that can result in substantial or even a total loss of the investment. Such Fund understands that it must bear, and is capable of bearing, the economic risk of its investment in such Shares for an indefinite period of time, as such Shares may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering such Shares or an available exemption from registration under the Securities Act (and in a manner consistent with the representations, warranties and agreements of such Fund set forth herein). Such Fund understands that, except as provided for in the Registration Rights Agreement, the Company has no obligation or intention to register the August/1995 Shares or the February/1996 Shares under any federal or state securities laws in the United States.

          (d) Such Fund understands that the certificates evidencing the August/1995 Shares and the February/1996 Shares shall bear substantially the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. ANY SALE OR OTHER TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS IN EFFECT AS TO SUCH SALE OR TRANSFER OR, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH SALE OR TRANSFER TO COMPLY WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

          (e) Such Fund acknowledges that it has received copies of the Exchange Act Documents and press releases dated October 16, 1995, October 19, 1995 and October 31, 1995, and that it has been furnished access to the business records of the Company and such additional information and documents as such Fund has requested, and has been afforded the opportunity to ask questions of and receive answers from representatives of the Company concerning the business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by such Fund, and that any information received by such Fund pursuant to the aforesaid procedures is not inconsistent with the information contained in the Exchange Act Documents and such press releases. Such Fund

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further acknowledges that it has neither requested nor received any material, non-public information. In evaluating the suitability of an investment in the Shares, such Fund has not relied on any statement or information (whether oral or written), other than as set forth in the Exchange Act Documents and such press releases. Such Fund is not and will not be acquiring the August/1995 Shares or the February/1996 Shares as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or general meeting.

          (f) Such Fund has not taken any action that would cause the Company to be subject to any claim for brokerage commissions, finders' fees or similar compensation by any broker, finder or other person and such Fund hereby indemnifies the Company against any such claim caused by the actions of such Fund or any of its employees or agents.

          (g) All of the Debentures are owned (and since their original date of issuance have been owned) by the Funds.

          5.  Covenants of the Company.  For a period of five years after the
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date of this Agreement, the Company shall furnish to the Funds, in addition to copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of the Shares, a copy of each annual or other report filed by the Company with the Commission.

          6.  Miscellaneous.  (a)  The respective agreements, representations
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and warranties of the Company and of the Funds set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Fund or the Company, and shall survive delivery of the August/1995 Shares and the February/1996 Shares.

          (b) This Agreement, together with the Registration Rights Agreement and the Debentures, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Registration Rights Agreement and the Debentures, supersedes all prior agreements and understandings between the parties with respect to such subject matter (including the letter agreement dated September 28, 1995 between the Company and Wellington Management Company, on behalf of the Funds).

          (c) This Agreement has been and is made for the benefit of the Funds and their respective successors and assigns, and the Company and directors and officers of the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include (except as otherwise provided herein) any purchaser of Debentures from any Fund merely because of such purchase.

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          (d)  For the purposes of this Agreement, (i) the term "business day"
means any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed; and (ii) the term "person" means an individual, partnership, corporation, joint venture, trust, estate, unincorporated organization, or a government or agency or political subdivision thereof.

          (e) All notices and communications hereunder shall be in writing and mailed or delivered or by facsimile if subsequently confirmed in writing, (a) if to the Funds, c/o Wellington Management Company, 75 State Street, Boston, MA 02109, Attn: Legal Department, facsimile no. 617-951-5760, and (b) if to the Company, to Autotote Corporation, 888 Seventh Avenue, Suite 1808, New York,
New York 10106, Attention: Martin E. Schloss, Esq., with copies to Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, Attention: Steven K. Weinberg, Esq.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

          (g) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AUTOTOTE CORPORATION                      HARTFORD STOCK FUND
                                          HARTFORD ADVISERS FUND
By
  ---------------------------
 Name:                                    By:  WELLINGTON MANAGEMENT COMPANY
 Title:
                                            By
                                              ---------------------------
                                             Name:
                                             Title:

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